Exhibit 99.1

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Combined Financial Statements

September 30, 2021

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

September 30, 2021

Table of Contents

Page(s)

Combined Balance Sheets	1

Combined Statements of Income	2

Combined Statements of Changes in Equity	3

Combined Statements of Cash Flows	4

Notes to Combined Financial Statements	5-18

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Combined Balance Sheets

	September 30,	December 31,
	2021	2020
ASSETS

CASH AND CASH EQUIVALENTS (including restricted cash of $571,091 and $570,765 respectively)	$18,649,067	$33,318,401

NOTES & ADVANCES RECEIVABLE—Affiliates	-	4,293,623

ACCOUNTS RECEIVABLE—Other	7,317,271	6,977,279

PREPAID EXPENSES AND OTHER ASSETS	50,265,393	40,839,610

RESIDENTIAL HOUSING AND OTHER INVENTORY	647,810,206	441,871,751

FURNITURE AND FIXTURES, net	3,163,142	4,142,039

TRADENAME, net	-	-

INVESTMENTS IN UNCONSOLIDATED ENTITIES	3,262,835	2,572,935

TOTAL ASSETS	$730,467,914	$534,015,638

LIABILITIES AND EQUITY

LIABILITIES:
Trade accounts payable	$41,466,362	$35,008,118
Accrued expenses and other liabilities	74,871,229	53,586,192
Unsecured debt	-	7,849,000
Secured debt agreements	372,690,768	220,732,776

Total liabilities	489,028,359	317,176,086

COMMITMENTS AND CONTINGENCIES, Notes 8 and 10

EQUITY	241,439,555	216,839,552

Total equity	241,439,555	216,839,552

TOTAL LIABILITIES AND EQUITY	$730,467,914	$530,015,638

See notes to combined financial statements.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Combined Statements of Income

	Nine Months Ended September 30,
	2021	2020

HOME SALES REVENUE	$596,759,573	$635,011,816

COST OF SALES—Homes:
Direct costs	449,237,541	481,871,077
Indirect, selling, and closing costs	66,224,905	73,867,685

Total cost of sales—homes	515,462,446	555,738,762

GROSS PROFIT FROM HOME SALES	81,297,127	79,273,054

LAND SALES REVENUE	2,768,448	3,065,282

COST OF SALES—Land:
Direct costs	1,263,779	1,787,808
Indirect, selling, and closing costs	2,498	16,978

Total cost of sales—land	1,266,277	1,804,786

GROSS PROFIT FROM LAND SALES	1,502,171	1,260,496

TOTAL GROSS PROFIT	82,799,298	80,533,550

OPERATING AND OTHER INCOME (EXPENSES):
General and administrative	(35,285,334)	(33,529,971)
Marketing	(5,709,756)	(6,749,711)
Interest	(799,552)	(1,901,866)
Equity in earnings of unconsolidated entities	334,045	338,028
Interest income	107,264	93,590
Other income	9,196,247	652,554

Total operating and other expenses, net	(32,157,086)	(41,097,376)

OPERATING INCOME BEFORE INCOME TAXES	50,642,212	39,436,174

INCOME TAX EXPENSE	(773,604)	(742,375)

NET INCOME	$49,868,608	$38,693,799

See notes to combined financial statements.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Combined Statements of Changes in Equity

Nine Months Ended September 30, 2021

BALANCE—December 31, 2020	$216,839,552

Distributions	(25,268,605)

Net income	49,868,608

BALANCE—September 30, 2021	$241,439,555

Nine Months Ended September 30, 2020

BALANCE—December 31, 2019	$200,404,139

Distributions	(41,008,327)

Net income	38,693,799

BALANCE—September 30, 2020	$198,089,611

See notes to combined financial statements.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Combined Statements of Cash Flows

	Nine Months Ended September 30,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$49,868,608	$38,693,799
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,227,807	1,865,685
(Gain)/Loss on disposition of fixed assets	(65,687)	(13,310)
Net equity in earnings of unconsolidated entities	110,104	(39,926)
Forgiveness of unsecured debt	(7,849,000)	-
Amortization of loan acquisition costs	1,398,817	1,372,721
Changes in operating assets and liabilities:
Notes and advances receivable, affiliates	4,293,623	4,879,470
Accounts receivable, other	(339,992)	420,623
Prepaid expenses and other assets	(9,646,409)	(2,528,043)
Residential housing and other inventory, net	(204,915,987)	6,094,105
Trade accounts payable and accrued expenses	6,458,244	2,658,156
Accrued expenses and other liabilities	21,285,037	10,019,089

Net cash provided by (used in) operating activities	(138,174,835)	63,422,369

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to model home furniture and fixtures	(1,205,691)	(1,652,413)
Contributions to investment in unconsolidated entities	(800,004)	(627,104)

Net cash used in investing activities	(2,005,695)	(2,279,517)

CASH FLOWS FROM FINANCING ACTIVITIES:
Debt proceeds	319,035,507	190,168,569
Debt payments	(167,077,515)	(211,737,534)
Debt acquisition costs	(1,178,191)	(1,327,180)
Cash distributions to partners	(25,268,605)	(41,008,327)

Net cash provided by (used in) financing activities	125,511,196	(63,904,472)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(14,669,334)	(2,761,620)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH —Beginning of period	33,318,401	24,449,807

CASH, CASH EQUIVALENTS AND RESTRICTED CASH —End of period	$18,649,067	$21,688,187

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest—net of amounts capitalized	$604,898	$2,393,005

Cash paid for taxes	$1,139,905	$797,000

See notes to combined financial statements.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Notes to Combined Financial Statements

September 30, 2021

Note 1 -	Organization and Description of Business

MHI Partnership, Ltd., MHI Models, Ltd., McGuyer Homebuilders, Inc., and FMR IP, LLC (collectively “MHI”), are commonly owned businesses engaged in constructing and selling single-family residential homes. MHI’s product lines feature entry-level, move-up, and luxury homes, with a focus on the move-up market. During the nine months ended September 30, 2021 and 2020, MHI closed 1,255 and 1,441 homes, respectively. MHI’s operations are in Texas, with principal markets in Houston, Dallas/Fort Worth, Austin, and San Antonio. To the extent there are positive or negative unforeseen economic or regulatory conditions affecting the Texas market, MHI’s operations, cash flows, and financial position may be similarly affected.

During 2020, MHI consolidated its branding under the trade name Coventry in order to achieve better utilization of marketing and internet resources. It’s other principal trade names, Plantation and Wilshire, are still owned by MHI, but are not currently active.

The COVID-19 pandemic has had a widespread impact to the Texas economy, but the demand for residential housing strengthened in 2020 for two primary reasons: (1) businesses are requiring or allowing employees to work from home, and (2) historically low interest rates on mortgage loans. Despite some disruption to operations from March to April 2020, MHI recovered strongly during the remainder of 2020. The U.S. Department of Homeland Security has classified residential construction as an essential business, and therefore MHI is not subject to shut down, stay-at-home orders or other significant restrictions. MHI was able to conduct normal operations during the remainder of the COVID-19 pandemic, but experienced shortages in materials and/or labor due to increased demand for residential housing.

Note 2 -	Capital Structure

MHI’s equity interests consist of a corporate general partner, McGuyer Homebuilders, Inc. (“INC”), and four limited partners. The following are the classes of ownership and their interest in earnings:

Class A -
The profits and losses of MHI Partnership, Ltd. (“MHI Ltd.”), Class A excluding Class C profits or losses, are to be allocated 0.50% to the general partner and 99.50% to the limited partners. The profits and losses of MHI Models, Ltd. (“MHI Models”), are allocated 0.485% to the general partner and 99.515% to the limited partners. INC is the general partner in both MHI Ltd. and MHI Models. The stockholder’s equity of INC is included in Class A and voting interests in the statement of equity.

Class B -	MHI’s Class B interests were converted to Class A interests during 2013 and are no longer eligible for issuance.

Class C -
The proceeds, including interest income and potential loss of principal, from 15% of the undivided interest in certain receivables due from related-party affiliates, are allocated to Class C members. Distributions are based solely upon the collection of principal and interest from these receivables but are subject to certain terms and conditions.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Notes to Combined Financial Statements

September 30, 2021

Note 3 -	Summary of Significant Accounting Policies

Principles of consolidation

The combined financial statements include the accounts of MHI and MHI Ltd.’s wholly owned subsidiaries, Homeco Purchasing Company, Ltd., MHI (Nevada), LLC, Wilshire Homes, LLC and 2019 Sonoma, LLC. The combined financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), and all material intercompany accounts and transactions have been eliminated upon consolidation.

MHI uses the equity method of accounting for investments in which it has a significant equity interest, but not control of the majority interest. Under the equity method, MHI’s share of earnings is accrued as additional investment in unconsolidated entities and reported in the combined statements of income under equity in earnings of unconsolidated entities.

MHI assesses the consolidation of entities in which it does not own a majority interest under the guidance of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810 Consolidation. Generally, these entities, referred to as variable interest entities (“VIEs”), are companies in which MHI contracted to purchase lots, but has no equity ownership. ASC 810 requires certain variable interest entities (“VIEs”) to be consolidated by the primary beneficiary of the entity. See further financial information about MHI’s VIEs in Note 8.

Use of estimates

The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Financial instruments

Management believes that the carrying amounts reported in the combined balance sheets for cash and cash equivalents, accounts receivables, and trade accounts payable approximate their fair values based on their short-term maturities. The fair value of secured debt is not believed to be materially different than the carrying value. The interest on secured debt is variable and believed to approximate market rates.

Concentration of credit risk

At September 30, 2021 and December 31, 2020, MHI had cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. Management regularly monitors the financial stability of these financial institutions and believes that MHI is not exposed to any significant credit risk in cash and cash equivalents. The Federal Deposit Insurance Corporation, or “FDIC,” generally only insures limited amounts per depositor per insured bank. The standard coverage limit is $250,000 for most deposit categories.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Notes to Combined Financial Statements

September 30, 2021

Note 3 -	Summary of Significant Accounting Policies (Continued)

Cash and cash equivalents

Liquid investments with an initial maturity of three months or less are classified as cash equivalents. Amounts in transit from title companies for home closings of approximately $11.8 million and $16.3 million are included in cash and cash equivalents at September 30, 2021 and December 31, 2020, respectively.

Accounts receivable, other

Accounts receivable, other consist of reimbursable costs or accrued income as follows:

	September 30, 2021	December 31, 2020

Due under developer reimbursement agreements	$2,728,474	$2,469,838
Vendor rebates receivable	2,059,615	2,510,000
Other receivables	2,529,182	1,997,441

Total accounts receivable, other	$7,317,271	$6,977,279

Residential housing and other inventory, net

Residential housing and other inventory include completed and under-construction homes, as well as lots, land under development, and unimproved land. Completed homes and lots are stated at the lower of actual cost or net realizable value, less costs to sell. Capitalized costs include housing construction, land purchases, and development costs, as well as indirect costs, including interest on interim construction and development financing, allocated overhead, and taxes during the construction or development periods.

Completed homes, under-construction homes, improved residential lots and unimproved land are evaluated for impairment if potential impairment indicators are present. Housing inventory valuations are determined by comparing expected selling prices in the specific communities and selling prices in comparable surrounding communities, taking into consideration expected sales prices, cancellation rates, construction, and overhead costs. Residential lots are evaluated by comparing market prices in the specific and surrounding communities, along with calculating the expected profitability of the home constructed. When necessary, a valuation adjustment is recorded to reduce the asset to its estimated net realizable value, less costs to sell. For the nine months ended September 30, 2021 and 2020, MHI recorded no valuation adjustment on residential housing and other inventory.

Although management believes the valuation estimates reflected in MHI’s combined financial statements are reasonable, there can be no assurances that MHI could ultimately realize these values. Given the uncertainty and volatility in the current economic environment, MHI may be required to take future impairment charges on its residential housing and other inventory.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Notes to Combined Financial Statements

September 30, 2021

Note 3 -	Summary of Significant Accounting Policies (Continued)

Capitalized interest on home-building activities

Interest is capitalized on lots and building activities during the construction period. Such capitalized interest is included in cost of sales when revenue is recognized on the sale. Subsequent to substantial completion of construction, interest on homes is no longer capitalized, but is charged directly to expense as incurred and reported as interest expense.

A summary of interest capitalized during the nine months ended September 30, 2021 and 2020, is as follows:

	2021	2020

Capitalized in inventory—beginning of period	$8,146,925	$11,529,473
Incurred	8,030,893	9,394,799
Less amounts:
Included in costs of sales	(6,141,684)	(9,591,416)
Included in operating expenses	(799,552)	(1,901,866)

Capitalized in inventory—end of period	$9,236,582	$9,430,990

Fixed Assets

Furniture and fixtures are recorded at cost. Depreciation expense for furniture and fixtures is calculated using the straight-line method over the expected useful life of three to five years. MHI owns its office facility in San Antonio and the building has an expected useful life of thirty-nine years. The costs of maintenance and repairs are charged to expense as incurred. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in operations.

Accumulated depreciation was $8,095,970 and $7,103,005 as of September 30, 2021 and December 31, 2020, respectively. Depreciation expense for the nine months ended September 30, 2021 and 2020, was $1,227,807 and $1,306,976, respectively, and is included in general and administrative expense in the combined statements of income.

Warranties

MHI provides a limited warranty to each homebuyer at the time of sale. MHI’s warranty exposure is generally limited to one year for most costs. A third-party limited warranty is also provided to each homebuyer. The third-party warranty generally provides coverage in the event of major structural defects for a period of up to 10 years. MHI accrues for estimated warranty costs at the time of each home sale based on historical and anticipated warranty costs. MHI periodically assesses the adequacy of its recorded warranty liability and adjusts the accrued amount as necessary.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Notes to Combined Financial Statements

September 30, 2021

Note 3 -	Summary of Significant Accounting Policies (Continued)

Warranties (continued)

The following summarizes MHI’s accrued warranty activity during the nine months ended September 30, 2021 and 2020:

	2021	2020

Accrued warranty liability—beginning of period	$7,059,094	$4,501,195
Warranty accrual for home sales	2,712,857	4,033,415
Warranty payments made during the period	(3,757,381)	(3,659,087)

Accrued warranty liability—end of period	$6,014,570	$4,875,523

Advertising costs

MHI expenses advertising costs as they are incurred. Advertising costs included in marketing expenses totaled $1,577,398 and $1,998,365 for the nine months ended September 30, 2021 and 2020, respectively.

The salaries of commissioned sales employees and commissions paid to outside real estate agents are included in cost of sales.  Commission advances that are recoverable from a specific home sale are capitalized until the home is closed, otherwise sales commissions are expensed as incurred. Commission advances are included in prepaid expenses and other assets on the combined balance sheets.

Income taxes

MHI Ltd. and MHI Models are organized as limited partnerships. FMR IP, LLC is organized as a limited liability company. McGuyer Homebuilders, Inc. is organized as a corporation, but taxed as an S-Corp. No provision for federal income taxes is included in the accompanying combined financial statements since such liability, if any, is the individual liability of the respective partners or members. MHI does not believe it has any uncertain tax positions or unrecognized tax benefits requiring disclosure.

MHI is subject to a state margin tax. Because the margin tax is based on revenue and expenses of MHI, it is considered an income tax and is accounted for in accordance with the provisions of FASB ASC 740, Income Taxes. Income tax expense was $773,604 and $742,375 for the nine months ended September 30, 2021 and 2020, respectively. As of September 30, 2021 and December 31, 2020, MHI had no significant temporary differences, tax credits, or net operating loss carryforwards.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Notes to Combined Financial Statements

September 30, 2021

Note 3 -	Summary of Significant Accounting Policies (Continued)

Trade name

In conjunction with an acquisition in 2011, MHI acquired the Wilshire Homes trade name and allocated $2,425,712 of the purchase price to this asset. The trade name was fully amortized as of September 30, 2021 and December 31, 2020, respectively. During the nine months ended September 30, 2021 and 2020, MHI recorded amortization of $0 and $558,709, respectively.

Revenue recognition

Revenues from homes sales are recognized when MHI has satisfied its performance obligation and control has transferred to the customer. For production homes, this occurs at a point in time, which is the closing date. On this date, title passes to the new homeowner and MHI is entitled to payment. For homes built on a customer’s lot, referred to as the Build on Your Own Lot program (“BOYL”), MHI’s performance obligation and the transfer of control occurs over time, as the construction in process has no alternative use to MHI and it’s then entitled to all payments received as well as payment for work completed to date. Therefore, MHI uses the input method in determining the amount of revenue that is recognizable.

Disaggregated revenues from home sales during the nine months ended September 30, 2021 and 2020 are as follows:

	2021	2020

Production home sales	$582,292,137	$616,867,157
BOYL home sales	14,467,436	18,144,659

Home sales revenue	$596,759,573	$635,011,816

Revenues from sales of land are recognized at a point in time, which is the closing date. On this date, title passes to the customer and MHI is entitled to payment.

Contract liabilities related to production homes are recorded as customer deposits within accrued expenses and other liabilities on the combined balance sheets. See Note 5.

Leases

In February 2016, the FASB issued ASU 2016-02, which changes how leases are reported in financial statements. ASU 2016-02 primarily impacts off-balance sheet operating leases and will require such leases, with the exception of leases with a term of one year or less, to be recorded on the balance sheet. Under ASU 2016-02, an intangible asset is recorded for the lessee’s right-of-use, and is amortized over the lease term. The lessee also records an offsetting lease obligation at the inception of a lease for the present value of future lease payments that will be amortized as lease payments are made.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Notes to Combined Financial Statements

September 30, 2021

Note 4 -	Residential Housing and Other Inventory, Net

Residential housing and other inventory at September 30, 2021 and December 31, 2020, consists of the following:

	2021	2020

Under contract:
Homes completed	$13,944,523	$17,351,826
Homes under construction	382,974,649	164,092,027
Lots owned	23,677,537	49,492,445

Total inventory under contract	420,596,709	230,936,298

Speculative units:
Homes completed	5,956,010	9,997,845
Homes under construction	50,960,670	33,612,822
Lots owned	100,587,094	113,625,589

Total speculative units	157,503,774	157,236,256

Model homes:
Completed	46,989,849	48,832,863
Under construction	3,469,240	2,309,473

Total model homes	50,459,089	51,142,336

Land:
Land under development	-	1,643,199
Unimproved land	19,250,634	913,662

Total land	19,250,634	2,556,861

Total residential housing and other inventory	$647,810,206	$441,871,751

Residential housing and other inventory include accumulated valuation adjustments of $774,000 and $1,016,095 at September 30, 2021 and December 31, 2020, respectively.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Notes to Combined Financial Statements

September 30, 2021

Note 5 -	Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consist of the following:

	September 30, 2021	December 31, 2020

Warranty and legal	$6,630,606	$8,378,938
Property taxes	4,713,960	4,501,845
Salaries, wages and bonuses	13,654,134	12,001,178
Customer deposits	37,772,026	20,818,016
Interest	765,813	571,159
Other	11,334,690	7,315,056

Total accrued and other liabilities	$74,871,229	$53,586,192

Note 6 -	Debt Agreements

MHI’s debt agreements are summarized as follows:

	September 30, 2021	December 31, 2020

Revolving credit	$343,467,078	$188,670,805
Working capital ($5,000,000 maximum)	-	5,000,000
Unsecured debt	-	7,849,000
Development loans	7,364,614	-
Model homes	21,859,076	27,061,971

Total outstanding loans	$372,690,768	$228,581,776

Revolving credit:
Credit line maximum	$700,000,000	$630,349,000

Committed loans	$699,572,990	$450,676,339

Revolving credit loan availability	$426,287,671	$278,189,478
Outstanding balances:
Revolving credit	(343,467,078)	(188,670,805)
Letters-of-credit outstanding & limitations	(1,770,794)	(1,836,025)

Revolving credit available borrowing	$81,049,799	$87,682,648

Interest rates as of September 30	2.58%–4.25%	1.00%–4.50%

Interest rates on loan facilities are based on the London InterBank Offering Rate (“LIBOR”) or lender-based US “Prime” interest rates, plus an applicable margin.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Notes to Combined Financial Statements

September 30, 2021

Note 6 -	Debt Agreements (Continued)

Revolving credit agreements for residential construction are secured by residential construction units and lots. For each lot or residential unit, MHI may initially borrow the lesser of the following: 70%-100% of cost or 70%-95% of appraised value. Initial advance rates are subject to 5%-10% annual reduction, depending on the age of inventory. Borrowing availability ends after the lot or residential unit has aged 12-48 months, depending on the loan facility. MHI’s working capital loan is cross-collateralized with a revolving credit agreement from the same lender. Additionally, certain revolving credit agreements allow for land development construction within the revolving credit facility, as described below.

Land development construction loans (“Development Loans”) are secured by land, related improvements, and residential lots upon completion. Prospective land development projects must receive lender pre-approval, and borrowings are limited to an itemized budget for each project. Development Loans are repaid as lots are sold or converted to residential construction loan facilities based on a minimum release price (per lot) as determined by the lender.

Model home loans are secured by completed model homes. Prospective model home loans must receive lender preapproval, and borrowings are generally limited to 75% of the appraised value. The initial loan is subject to annual reductions of approximately 5%-10% based on the age of the model and subsequent appraisal. Additionally, the model home term loans contain significant financial covenants regarding interest coverage and leverage.

MHI’s loan facilities contain significant restrictive financial covenants. The most rigorous of these covenants are as follows:

	September 30, 2021	December 31, 2020

Liquidity test (cash and available borrowing)	$20,000,000	$20,000,000
Interest coverage ratio	2.00-2.25 to 1.00	2.00-2.25 to 1.00
Leverage ratio	2.75-3.50 to 1.00	2.75-3.50 to 1.00
Tangible net worth, excluding intercompany	$120,000,000	$119,000,000
Maximum investment in land and lots owned	$264,595,876	$247,394,706

To the extent that distributions do not cause the violation of a financial covenant, MHI’s loan agreements allow for unlimited distributions to partners. MHI is also subject to inventory sublimit covenants as follows: (1) maintain speculative/model home ratio of less than 55% of all homes for the first three calendar quarters and less than 60% for the fourth quarter; and (2) speculative homes over one year old are not allowed to be greater than 20% of the total number of homes owned by MHI. Loan covenants are tested by all lenders at the end of each calendar quarter. As of September 30, 2021, MHI believes it was in compliance with all covenants.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Notes to Combined Financial Statements

September 30, 2021

Note 6 -	Debt Agreements (Continued)

Maturities of MHI’s debt, as revised for subsequent events as applicable, are as follows:

Year Ending December 31,

2021	$9,576,945
2022	128,985,258
2023	175,922,584
2024	24,663,651
2025	33,542,329

Total	$372,690,767

During the nine months ended September 30, 2021 and 2020, MHI incurred debt acquisition costs of $1,178,191 and $1,327,180, respectively. Debt acquisition costs are amortized over the loan term as a component of interest expense or written off on termination of the related loan facility.

Note 7 -	Investment in Unconsolidated Entities

MHI Ltd. owns a 31% interest in WKMM, LLC, a Texas limited liability company, whose sole purpose is the ownership of a 49% interest in Prosperity Title, LLC, located in Austin, Texas. During 2020 MHI Ltd.’s interest increased to 60%. Additionally, MHI owns a 50% interest in Felder MHI-Blackhawk, LLC (“Felder MHI”). Felder MHI is developing land in the Austin market to sell as residential lots back to the members. Summarized financial information (unaudited) is as follows:

	September 30, 2021	December 31, 2020

Assets	$11,658,996	$12,644,020
Liabilities	5,152,427	7,728,800
Revenues	10,203,063	8,380,969
Expenses	9,646,629	7,116,080

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Notes to Combined Financial Statements

September 30, 2021

Note 8 -	Lot Purchase Contracts and Variable Interest Entities

MHI enters into purchase agreements with residential lot developers for lots in the normal course of business as a homebuilder. Typically, these agreements require a non-refundable earnest money deposit and provide for the quarterly acquisition of lots in quantities that approximate the demand for new homes. Should the lot developer be unable to fulfill its commitment to deliver lots, the earnest money may be refundable. The lots generally have a fixed purchase price, plus an annual escalation rate, however, a small number of agreements are based on a percentage of MHI’s home selling price.

The provisions of these agreements usually create a VIE with the lot developer under the provisions of ASC 810, Consolidation. If the Partnership is considered the primary beneficiary of the agreement, the Partnership would consolidate the lot developer. To consolidate a VIE, the Partnership must assess whether it controls the activities of the VIE that most significantly impact economic performance as well as whether it is expected to absorb losses or receive benefits from the VIE.

In most cases, MHI’s maximum exposure to loss is limited to the non-refundable earnest money, and the VIE’s creditors have no recourse against MHI. As described in Note 10, MHI has irrevocable standby letters of credit for the benefit of one affiliate, however, this does not create significant additional exposure risk. MHI did not consolidate any VIEs in 2021 or 2020. Except for the portion of the purchase price represented by the non-refundable earnest money deposit, MHI’s lots under purchase agreements are not recorded in the combined financial statements.

MHI’s lot purchase agreements are summarized as follows for September 30, 2021:

	Lots	Purchase Price	Earnest Money

Third parties	3,138	$263,187,641	$29,017,947
Related parties	1,487	115,161,325	11,366,046

	4,625	$378,348,966	$40,383,993

MHI’s lot purchase agreements are summarized as follows for December 31, 2020:

	Lots	Purchase Price	Earnest Money

Third parties	2,212	$192,984,238	$26,051,956
Related parties	1,225	87,884,161	10,761,268

	3,437	$280,868,399	$36,813,224

Earnest money deposits are included in these combined financial statements under prepaid expenses and other assets.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Notes to Combined Financial Statements

September 30, 2021

Note 9 -	Related Party Transactions

7676 Woodway, Ltd.

MHI leases its administrative offices in Houston from a limited partnership that is commonly owned by the owners in MHI. For the nine months ended September 30, 2021 and 2020, MHI paid rent of $645,118 each period. The lease agreement requires fixed monthly payments of $71,680 and expires December 31, 2021.

Adam Property & Casualty Company

MHI contracted for insurance coverage through an affiliate (“Adam”), that is commonly owned by the owners of MHI. The policy with Adam was not renewed in 2021. During the nine months ended September 30, 2020, MHI paid Adam $325,122 for liability insurance coverage. MHI was also indebted to Adam in the amount of $0 and $3,220,593 as of September 30, 2021 and December 31, 2020, respectively (See Note 6). MHI paid interest on this loan on a monthly basis. Under the terms of the loan agreement, Adam has a second lien on certain model homes owned by MHI.  The loan was paid off in February 2021.

Land affiliates

MHI purchases lots from various land developers and lot resellers (“Land Affiliates”) which are commonly owned by MHI’s partners. For the nine months ended September 30, 2021 and 2020, MHI purchased $29,807,601 (389 lots) and $29,499,670 (418 lots), respectively, from Land Affiliates. As of September 30, 2021 and December 31, 2020, MHI has outstanding non-refundable earnest money deposits and lot purchase contracts with Land Affiliates (See Note 8).

MHI receives reimbursement of personnel costs and operating expenses from Land Affiliates that are reported as a reduction of general and administrative expenses. For the nine months ended September 30, 2021 and 2020, MHI received reimbursements of $975,000 each period.

MHI periodically provides unsecured advances to Land Affiliates. As of September 30, 2021 and December 31, 2020, balances due from such advances were $0 and $4,293,623, respectively. For the nine months ended September 30, 2021 and 2020, MHI accrued interest income from Land Affiliates of $23,629 and $39,508, respectively. The advances were paid in full by the affiliates as of September 30, 2021.

Note 10 -	Commitments and Contingencies

Litigation

MHI is engaged in various claims and litigation arising from ordinary business operations. Uninsured losses, if any, resulting from these matters are not expected to have a material adverse impact on the combined financial statements of MHI.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Notes to Combined Financial Statements

September 30, 2021

Note 10 -	Commitments and Contingencies (Continued)

Operating leases

MHI leases division office facilities under non-cancelable operating leases that expire through 2026. Total rent expense incurred under office facility operating lease agreements for the nine months ended September 30, 2021 and 2020 was approximately $1,028,000 and $984,000, respectively.

The following is a summary of future expected minimum payments under non-cancelable lease terms as of September 30, 2021:

Year Ending December 31,

2021	$306,352
2022	366,123
2023	336,043
2024	271,538
2025	265,624
Thereafter	78,224

Total	$1,623,904

Guarantees

As of September 30, 2021, and December 31, 2020, MHI has guaranteed up to $945,000 and $945,000, respectively, of bank debt owed by an unconsolidated entity, Felder MHI-Blackhawk, LLC (see Note 7). A guarantee liability has not been recorded as the probability of required performance is remote.

Letters of credit

As of September 30, 2021 and December 31, 2020, MHI has irrevocable standby letters of credit in the amount of $1,770,794 and $1,836,025, respectively, outstanding for the benefit of land development affiliates that may be used in the event of a loan default by the affiliates. MHI currently believes that the likelihood of performing under these agreements is remote.

Note 11 -	Employee Benefit Plan

MHI participates in a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees who meet specified service requirements. Under the plan, a discretionary match may be made equal to 25% of each participant’s contribution up to a maximum of $1,800 each year. MHI contributed approximately $573,000 and $539,000 related to the plan for the nine months ended September 30, 2021 and 2020, respectively.

MHI Partnership, Ltd.
MHI Models, Ltd.
McGuyer Homebuilders, Inc.
FMR IP, LLC

Notes to Combined Financial Statements

September 30, 2021

Note 12 -	Subsequent Events

Sale to Dream Finders Homes, Inc.

In September, 2021 MHI entered into a final agreement with Dream Finders Homes, Inc. (“DFH”) to sell substantially all its assets at cost as recorded in the financial statements at the closing date plus a premium of $50,000,000.  Additionally, DFH assumed certain trade payables and accrued liabilities. The sale closed on October 1, 2021. At closing, MHI and DFH also entered into a lot purchase contract in which MHI retained approximately $109,000,000 of lot inventory that DFH may subsequently purchase. The lot purchase contract has no fixed takedown requirements and allows DFH to purchase lots as needed at MHI’s cost, plus price escalation at the annual rate of ten percent (10%), computed on a daily basis.  The proceeds from the sale have been used for debt reduction and to pay distributions and dividends of $120,000,000 to partners and stockholders in 2022.

Management has reviewed for subsequent events through March 7, 2022, which was the date the combined financial statements were available to be issued, and determined that no other events have occurred which require disclosure.